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                                                                       Exhibit 4

                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM





[KPMG(LOGO)]      KPMG LLP                              Telephone (514) 840-2100
                  CHARTERED ACCOUNTANTS                 Fax       (514) 840-2187
                  600 de Maisonneuve Blvd. West         Internet   www.kpmg.ca
                  Suite 1500
                  Montreal, Quebec  H3A 0A3




             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use of our report dated February 8, 2006 (except as to note 22, which is as of February 16, 2006) on the Consolidated Balance Sheets of Neurochem Inc. ( the "Corporation") as at December 31, 2005 and 2004 and the Consolidated Statements of Operations, Deficit and Cash Flows for the year ended December 31, 2005 and 2004, the six-month period ended December 31, 2003, and for the period from inception (June 17, 1993) to December 31, 2005, which report appears in this annual report on Form 40-F of the Corporation.





(signed) KPMG LLP




Chartered Accountants
Montreal, Canada
March 22, 2006








       KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.